                                                                    EXHIBIT 11.1

                      DM MANAGEMENT COMPANY AND SUBSIDIARY
                                   FORM 10-K

                       COMPUTATION OF PER SHARE EARNINGS

                             TWELVE MONTHS ENDED            SIX MONTHS ENDED                   FISCAL YEAR ENDED
                          --------------------------    -------------------------    --------------------------------------
                           DEC. 28,       DEC. 30,       DEC. 28,      DEC. 30,       JUNE 29,      JUNE 24,      JUNE 25,
                             1996           1995           1996          1995           1996          1995          1994
                          (52 WEEKS)     (53 WEEKS)     (26 WEEKS)    (27 WEEKS)     (53 WEEKS)    (52 WEEKS)    (52 WEEKS)
                          -----------    -----------    ----------    -----------    ----------    ----------    ----------
                          (UNAUDITED)    (UNAUDITED)                  (UNAUDITED)
PRIMARY:
Weighted average shares
  of common stock
  outstanding during the
  period................   4,329,485      4,260,076     4,364,723      4,261,962     4,276,679     4,229,390     2,712,491
Adjustments:
Assumed exercise of
  options...............     349,785        156,254       371,719             --       163,925       380,163       463,517
Preferred stock.........          --             --            --             --            --            --       476,387
Shares relating to SAB
  83 for stock
  options...............          --             --            --             --            --            --        66,464
Shares relating to SAB
  83 for preferred
  stock.................          --             --            --             --            --            --       358,038
                           ---------      ---------     ---------      ---------     ---------     ---------     ---------
                           4,679,270      4,416,330     4,736,442      4,261,962     4,440,604     4,609,553     4,076,897
                           =========      =========     =========      =========     =========     =========     =========

                             TWELVE MONTHS ENDED            SIX MONTHS ENDED                   FISCAL YEAR ENDED
                          --------------------------    -------------------------    --------------------------------------
                           DEC. 28,       DEC. 30,       DEC. 28,      DEC. 30,       JUNE 29,      JUNE 24,      JUNE 25,
                             1996           1995           1996          1995           1996          1995          1994
                          (52 WEEKS)     (53 WEEKS)     (26 WEEKS)    (27 WEEKS)     (53 WEEKS)    (52 WEEKS)    (52 WEEKS)
                          -----------    -----------    ----------    -----------    ----------    ----------    ----------
                          (UNAUDITED)    (UNAUDITED)                  (UNAUDITED)
FULLY DILUTED:
Weighted average shares
  of common stock
  outstanding during the
  period................   4,329,485      4,260,076     4,364,723      4,261,962     4,276,679     4,229,390     2,712,491
Adjustments:
Assumed exercise of
  options...............     376,922        165,638       371,763             --       241,260       389,564       467,634
Preferred stock.........          --             --            --             --            --            --       476,387
Shares relating to SAB
  83 for stock
  options...............          --             --            --             --            --            --        66,688
Shares relating to SAB
  83 for preferred
  stock.................          --             --            --             --            --            --       358,038
                           ---------      ---------     ---------      ---------     ---------     ---------     ---------
                           4,706,407      4,425,714     4,736,486      4,261,962     4,517,939     4,618,954     4,081,238
                           =========      =========     =========      =========     =========     =========     =========

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